SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the
        Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to (S)240.14a-11(c) or
      (S)240.14a-12


                 ENERGY RESEARCH CORPORATION
(Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
       and 0-11.
      (1) Title of each class of securities to which transaction applies:______________________________________

      (2) Aggregate number of securities to which transaction applies:______________________________________

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and how it was determined):__________________________________

      (4)   Proposed maximum aggregate value of transaction:
            ______________________________________________

      (5)   Total Fee paid:_______________________________


[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:______________________

      (2)  Form, Schedule or Registration Statement No.:
           _____________________________________________

      (3)  Filing Party:________________________________

      (4)  Date Filed:__________________________________

                 NOTICE OF ANNUAL SHAREHOLDERS' MEETING
                        TO BE HELD MARCH 11, 1998

TO THE SHAREHOLDERS OF ENERGY RESEARCH CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Shareholders' Meeting of Energy Research Corporation (the "Company") will be held at The American Stock Exchange, Boardroom, 13th Floor, 86 Trinity Place, New York, NY 10006 on March 11, 1998 at 10:00 a.m. Eastern Daylight Savings Time for the purpose of considering and voting upon:

     1. To elect ten (10) directors to serve for the ensuing year and until their successors are duly elected.

     2. To consider and act upon a proposal to amend the Energy Research Corporation 1988 Stock Option Plan.

     3    To consider and act upon a proposal to adopt the Energy Research
Corporation 1998 Equity Incentive Plan.

     4. To consider and act upon any matters incidental to the foregoing purposes and any other matters which may properly come before the Meeting or any adjourned session thereof.

     Shareholders of record at the close of business on January 22, 1998 are entitled to notice of and to vote at the meeting.

     Your attention is directed to the attached Proxy Statement. If you do not expect to be present at the meeting, please fill in, sign, date and mail the enclosed Proxy as promptly as possible in order to save the Company further solicitation expense. There is enclosed with the Proxy an addressed envelope for which no postage is required if mailed in the United States.

                         BY ORDER OF THE BOARD OF DIRECTORS


                         LOUIS P. BARTH
                         CORPORATE SECRETARY
Danbury, Connecticut
February 20, 1998

                        PROXY STATEMENT
                     ENERGY RESEARCH CORPORATION
              FOR THE ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD MARCH 11, 1998



     This Proxy Statement is furnished to the shareholders of Energy Research Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 1998 Annual Meeting of Shareholders (the "Annual Meeting") and at any adjournments thereof. The Annual Meeting will be held on March 11, 1998 at The American Stock Exchange, Board-room-13th Floor, 86 Trinity Place, New York, New York, 10006 at 10:00 a.m. Eastern Daylight Savings Time. The Company is a New York corporation with its principal executive offices at 3 Great Pasture Road, Danbury, CT 06813.

     The approximate date on which this Proxy Statement and the accompanying proxy card are first being sent or given to shareholders is February 20, 1998.

                              VOTING

General

     The securities which can be voted at the Annual Meeting consist of Common Stock of the Company, $.0001 par value per share, with each share entitling its owner to one vote on each matter submitted to the shareholders. The record date for determining the holders of Common Stock who are entitled to notice of and to vote at the Annual Meeting is January 22, 1998. On the record date, 4,013,647 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.

Quorum and Vote Required

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to elect the directors. The affirmative vote of a majority of the votes of the holders of the Common Stock present in person or by proxy at the Meeting will be required for the approval of Proposals No. 2 and 3, the amendment to the Energy Research Corporation 1988 Stock Option Plan and the adoption of the Energy Research Corporation 1998 Equity Incentive Plan, respectively. Shares of Common Stock held of record by brokers who return a signed and dated proxy but who fail to vote on one or more of the proposals will count toward the quorum but will have no effect on the outcome of the proposal not voted. Similarly abstentions will have no effect on the proposal for which an abstention is made.

Voting by Proxy

     In voting by proxy with regard to the election of directors, shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. Shareholders should specify their choices on the accompanying proxy card. All properly executed proxy cards delivered by shareholders to the Company and not revoked will be voted at the Annual Meeting in accordance with the directions given. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted "FOR" such matter. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their best judgment.

     Any shareholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice to the Secretary of the Corporation, by executing and delivering to the Secretary a proxy card bearing a later date or by voting in person at the Annual Meeting.

     In addition to soliciting proxies through the mail, the Company may solicit proxies through its directors and employees in person and by telephone. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. All expenses incurred in connection with the solicitation of proxies will be borne by the Company.

                            PROPOSAL NO. 1
                        ELECTION OF DIRECTORS


     Ten directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting of shareholders and until a successor is elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote, if authorized, the proxies for the election as directors of the ten persons named below as nominees. All of the nominees are at present directors of the Company. If any nominee declines or is unable to serve as a director (which is not anticipated), the persons named as proxies reserve full discretion to vote for any other person who may be nominated.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO ELECT THE TEN NOMINEES LISTED BELOW AS DIRECTORS OF THE COMPANY.

     The following table sets forth certain information for each nominee for election as a director.


                                                                  DIRECTOR
NAME                 AGE   PRINCIPAL OCCUPATION                    SINCE
----                 ---   --------------------                   --------

Jerry D. Leitman      55   Jerry D. Leitman has been President     1997
                       and Chief Executive Officer of the
                           Company since August 1997.  Mr. Leitman
                           was previously President of ABB Asea
                           Brown Boveri's global air pollution
                           control businesses from 1992 to 1995.
                           Prior to joining ABB Mr. Leitman was
                           Group Executive Vice President of
                           FLAKT AB, a Swedish multinational,
                           responsible for FLAKT s worldwide
                           industrial businesses from 1989 to
                           1992.  Mr. Leitman received both a  BS
                           and MS in Mechanical Engineering from
                           Georgia Institute of Technology in 1965
                           and 1967, respectively.







                                                                  DIRECTOR
NAME                 AGE   PRINCIPAL OCCUPATION                    SINCE
----                 ---   --------------------                   --------

Bernard S. Baker      61   Dr. Baker joined the Company in         1970
                           1970 and was President from
                           1973 to August 1997 when he became
                           Chairman of the Board of Directors
                           and a part-time employee of the
                           Company.  He was Chief Executive
                           Officer of the Company from March 1992
                           to August 1997.  He received a Ph.D.
                           from the Illinois Institute of Technology
                           in 1969, and was a Fulbright Fellow at
                           the Laboratory  for Electrochemistry
                           at the University of Amsterdam
                           subsequent to his receiving his Master
                           of Science in Chemical Engineering
                           from the University of Pennsylvania
                           in 1959.

Hansraj C. Maru       53   Dr. Maru has been Executive Vice        1992
                           President since December 1992
                           and President, Advance Technology
                           Group since January 1998. Dr. Maru
                           was Chief Operating Officer from
                           December 1992-December 1997.
                           Dr. Maru joined the Company in 1977.
                           Dr. Maru  received a Ph.D. in
                           Chemical Engineering from the
                           Illinois Institute of Technology
                           in 1975.

Christopher R.        55   Mr. Bentley has been Executive         1993
 Bentley                   Vice President since joining the
                           Company in September 1990 and
                           President of the Fuel Cell
                           Group since January 1998.
                       Mr. Bentley was President of Fuel
                           Cell Manufacturing Corporation
                       from September 1990 to December
                       1997. From 1985 through 1989 he was
                           Director of Manufacturing (1985),
                           Vice President and General Manager
                           (1985-1988) and President (1988-
                           1989) of the Turbine Airfoils
                           Division of Chromalloy Gas Turbine
                           Corporation, a major manufacturer
                           of gas turbine hardware.  Mr. Bentley
                           received a BSME from Tufts University
                           in 1966.




                                                                  DIRECTOR
   NAME              AGE   PRINCIPAL OCCUPATION                    SINCE

Thomas L.             70    Thomas Kempner was the Chairman        1988
Kempner                     of the Board of Directors of the
                            Company from March 1992 to August
                        1997.  He has been Chairman and
                            Chief Executive Officer of Loeb
                            Partners Corporation since 1979
                            and a general partner of Loeb
                            Investors Co. LXXV, an affiliate of
                            Loeb Partners Corporation and an
                            investment partnership. Mr.
                            Kempner is a director of Alcide
                            Corporation, The Arlen
                            Corporation, Cybernetics Service,
                            Inc. (Formerly Silent Radio,
                            Inc.), IGENE Biotechnology, Inc,
                            Intermagnetics General
                            Corporation, CCC Information
                            Group, Northwest Airlines, Inc.
                            and Roper Starch Worldwide, Inc.


William A.            64    William Lawson has been President      1988
 Lawson                     since 1987 of W.A. Lawson
                            Associates, an industrial and
                            financial consulting firm.
                            Mr.Lawson has been Chairman of the
                            Board of Directors of Newcor, Inc.
                            since March 1991. Chairman and Chief
                            Executive Officer of Bernal
                            International Inc. since March 1997
                            (formerly Atlantic Eagle Inc.).
                            Mr. Lawson was a director of Old
                            Kent-Central Bank from 1981 to 1997.

Warren D.             59    Warren Bagatelle has been a            1988
 Bagatelle                  Managing Director of Loeb Partners
                            Corporation since 1988.
                            Mr. Bagatelle is a director
                            of Genisys Reservation Systems, Inc.
                            (formerly Corporate Travel Link,
                            Inc.) which owns and operates a
                            computer reservation system for
                            ground transportation.
















                                                                 DIRECTOR
   NAME              AGE   PRINCIPAL OCCUPATION                    SINCE


Richard M.H.          63    From November 1991 through            1988
 Thompson                   December 1997, Richard Thompson
                            was the President and Director
                            of Rotary Power International, Inc.,
                            a company that designed and built
                            rotary engines for military and
                            commercial uses.  Mr. Thompson has
                            been Chairman of the Executive
                            Committee of the Company since
                            January, 1988.  Since March, 1987,
                            he has been President of Richard
                            M.H. Thompson & Associates, Inc.,
                            a private investment company and
                            financial advisor serving a
                            variety of technology and emerging
                            growth companies.

Michael Bode          52    Michael Bode joined Messerschmitt-     1993
                            Bolkow-Blohm GmbH in 1974, where
                            he had held a variety of positions
                            since that time.  He became Vice
                            President and Director of the New
                            Technology group of the Space
                            Transportation and Propulsion
                            Systems division of Deutsche
                            Aerospace AG, a subsidiary of
                            Daimler-Benz Corp. in 1990.  Since
                            July, 1993, Mr. Bode has been Vice
                           President and Director of the New
                            Technology group of Daimler Benz
                            affiliate MTU-Friedrichshafen GmbH

James D. Gerson        54   Since March 1993, Mr. Gerson has       1992
                            been Senior Vice President of
                            Fahnestock & Co., Inc. and is
                            currently Portfolio Manager of the
                            Hudson Capital Appreciation Fund,
                            a mutual fund from January, 1992
                        to March, 1993, Mr. Gerson was Senior
                            Vice President and Managing Director
                            of Corporate Finance of Reich & Co.,
                            Inc. Mr. Gerson also serves as a
                            director of Ag Services of America,
                            Inc., American Power Conversion Corp.,
                            Arguss Holdings, Inc., Computer
                            Outsourcing Services, Inc. and
                            Hilite Industries, Inc.


     Jerry D. Leitman has been nominated as a director pursuant to his employment agreement. See "Employment Agreement." Michael
Bode has been nominated as a director at the request of MTU-Friedrichshafen GmbH ("MTU"). Certain shareholders of the Company have agreed to vote their shares in favor of a nominee of MTU for so long as MTU owns at least 10% of the Common Stock of the Company. See "Certain Transactions."

         COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors held six meetings during the fiscal year ended October 31, 1997. All incumbent directors attended at least 75% of the meetings of the Board of Directors and Board committees of which they were members. The Company does not have a standing nominating committee.

Executive Committee

     The Board of Directors has an Executive Committee comprised of Richard Thompson (Chairman), Warren Bagatelle, William Lawson, Jerry Leitman and Bernard Baker which held one meeting during fiscal 1997. The Executive Committee has and exercises the powers of the Board in monitoring the management of the business of the Company between meetings of the Board of Directors.

Audit Committee

   The Company has an Audit Committee consisting of Messrs.
Bagatelle (Chairman), Thompson and Lawson. The Audit Committee had one meeting in fiscal 1997 and has responsibility for consulting with the Company's officers regarding the appointment of independent public accountants as auditors, discussing the scope of the auditors' examination and reviewing annual financial statements.

Compensation Committee

     The Company has a Compensation Committee consisting of Messrs. Lawson (Chairman), Thompson and Bagatelle. The Compensation Committee had four meetings in fiscal 1997. The functions of the Compensation Committee are to review, approve and recommend to the Board of Directors the terms and conditions of incentive bonus plans applicable to corporate officers and key management personnel, to review and approve the annual salary of the chief executive officer, and to administer the Energy Research Corporation Section 423 Stock Purchase Plan.

Director Compensation

     The Company currently pays a director fee of $1,250 per month to Warren Bagatelle in connection with his duties as Chairman of the Audit Committee. The Company also pays a director fee of $1,250 per month to Thomas Kempner. The Company also pays a directors fee of $1,500 per month to William Lawson in connection with his duties as Chairman of the Compensation Committee and his activities on the Audit and Executive Committees. Mr. Gerson is currently paid $1,000 each month in connection with his duties as a director of the Company. Mr. Thompson is currently paid $2,000 each month in connection with his duties as Chairman of the Executive Committee, his activities on the Audit and Compensation Committees. The Company reimburses certain directors for reasonable expenses incurred in connection with the performance of their duties as directors.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of January 22,1998 by each person or group that is known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, each director of the Company, each of the executive officers named under the heading "Executive Compensation" below and all directors and executive officers of the Company as a group (11 persons). This information is based upon information received from or on behalf of the named individuals.









<PAGE                        9









                               AMOUNT AND NATURE             PERCENT
     NAME                  OF BENEFICIAL OWNERSHIP (1)       OF CLASS
     ----                  ---------------------------       --------
Warren Bagatelle                     541,284  (2)             13.49
c/o Loeb Partners Corp.
61 Broadway
New York, NY  10006

Thomas L. Kempner                    401,667  (2)             10.01
c/o Loeb Partners Corp.
61 Broadway
New York,  NY  10006

Loeb Investors Co., LXXV             401,667  (2)             10.01
61 Broadway
New York, NY  10006

James D. Gerson                      210,333  (3)              5.24

Bernard S. Baker                     119,700  (4)              2.90

Richard M.H. Thompson                111,800  (5)              2.80

William A. Lawson                     55,666  (6)              1.38

Christopher R. Bentley                43,900  (7)              1.08

Hansraj C. Maru                       28,450  (8)                *

Louis P. Barth                        22,655  (9)                *

Donald R. Glenn                       31,076  (10)               *

Jerry D. Leitman                          --                     *

Michael Bode                              --  (11)               *

Daimler Benz affiliate
MTU-Friedrichshafen                  457,758                  11.41
 GmbH (MTU)
Abt.VC,  Gebaude 6.1
Zimmer 102A  D-85521 Ottobrunn
Germany

All Directors and Executive
 Officers as a Group (11 persons)  1,535,455 (12)             36.92


*    Less than one percent.

(1) Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed.
(2) Warren Bagatelle and Thomas L. Kempner, by virtue of being general partners of Loeb Investors Co. LXXV, may each be deemed to beneficially own the shares of Loeb Investors Co.
     LXXV. Each of Mr. Kempner and Mr. Bagatelle is a member of a group, as that term is used in Section 13(d) of the Exchange
     Act, which group, in the aggregate, owns 541,284 shares of Common Stock.
(3) Mr. Gerson's shareholdings include 36,400 shares held by his wife, Barbara Gerson as Custodian for two minor children and also includes 15,800 shares held by a private foundation, of which Mr. Gerson is President and a Director. Mr. Gerson disclaims beneficial ownership of the securities held by his wife and of the private foundation.
(4)  Includes 8,500 shares owned by Dr. Baker's wife Cornelia
     Baker. Also includes currently exercisable options to purchase 67,568 shares of Common Stock.
(5) Mr. Thompson's shareholdings include 75,800 shares owned by his wife, Elizabeth Thompson. Mr. Thompson disclaims beneficial ownership of the shares owned by Mrs. Thompson.
     Mr. Thompson's shareholdings do not include (i) 2,777 shares owned beneficially by Intervalora Investments Inc. ("Intervalora"), a company owned by a trust, the sole beneficiaries of which are Mr. Thompson's children or (ii)
     96,000 shares owned beneficially by Malbena Foundation Vaduz ("Malbena"), a trust, the sole beneficiaries of which are Mr. Thompson's children. Mr. and Mrs. Thompson disclaim beneficial ownership in the Common Stock owned by Intervalora and Malbena.
(6) Mr. Lawson's shareholdings include currently exercisable options to purchase 19,000 shares of Common Stock.
(7) Mr. Bentley's shareholdings include currently exercisable options to purchase 43,000 shares of Common Stock.
(8) Dr. Maru's shareholdings include currently exercisable options to purchase 13,000 shares of Common Stock.
(9) Mr. Barth's shareholdings include currently exercisable options to purchase 3,000 shares of Common Stock.
(10) Mr. Glenn's shareholdings include currently exercisable options to purchase 19,297 shares of Common Stock.
(11) Michael Bode is an executive officer of MTU.
(12) Includes currently exercisable options to purchase 145,568 shares of Common Stock. Does not include the shares of Common Stock beneficially owned by Donald R. Glenn, who is no longer an executive officer of the Company.

                      EXECUTIVE COMPENSATION

     The following table sets forth the compensation during the last three fiscal years of the Chief Executive Officer and each of the four most highly-compensated executive officers of the Company whose annual salary and bonus, if any, exceeded $100,000 for services in all capacities to the Company during the last fiscal year (the "named executive officers").

                    SUMMARY COMPENSATION TABLE
                    --------------------------
                       ANNUAL COMPENSATION
                       -------------------


                                                   LONG TERM
                                                 COMPENSATION
                                                 ------------
                                                    AWARDS
                                                 ------------
 NAME AND                                         UNDERLYING   ALL OTHER
 PRINCIPAL                      SALARY   BONUS     OPTIONS    COMPENSATION
 POSITION                YEAR    ($)      ($)           #          ($)
 --------                ----   ------   -----    ----------  ------------
Jerry D. Leitman    (1)  1997   73,848      -0-       -0-         -0-
 President, Chief
 Executive Officer

Bernard S. Baker   (2)   1997   302,991  75,000       -0-      14,400 (3)
 Former President        1996   270,688  75,000       -0-      13,500
 and Chief Executive     1995   246,306  75,000       -0-      13,500
 Officer

Hansraj C. Maru          1997   163,220  27,000       -0-      14,400 (4)
 Exec. Vice President,   1996   152,221  31,000     6,000      13,631
 Chief Operating         1995   142,095  28,000       -0-      14,705
 Officer

Christopher R. Bentley   1997   195,514  32,000       -0-      14,400 (5)
 Executive Vice          1996   185,246  36,000      6,000     13,500
 President               1995   175,175  33,000       -0-      13,500


Louis P. Barth           1997   148,171  26,000       -0-      13,993 (6)
 Senior VP, Chief        1996   138,174  29,000      6,000     14,455
 Financial Officer,      1995   128,884  26,000       -0-      13,878
 Treasurer, Corporate
 Secretary

Donald R. Glenn          1997   171,004  25,000       -0-      14,400 (7)
 Vice President-Corp.    1996   157,446  29,000      6,000     13,500
 Development             1995   148,430  26,000       -0-      14,530

(1) Mr. Leitman joined the Company as President and Chief Executive Officer on August 4, 1997.
(2) Dr. Baker served as President and Chief Executive Officer through August 3, 1997 and as a part-time employee since that date. Fiscal 1997 salary includes salary received by Dr. Baker in both these capacities during the year.

(3) Represents employer contributions to the Defined Contribution Pension Plan of $6,400 and employer contributions to the Section 401(k) Plan of $8,000.
(4) Represents employer contributions to the Defined Contribution Pension Plan of $6,400 and employer contributions to the Section 401(k) Plan of $8,000.
(5) Represents employer contributions to the Defined Contribution Pension Plan of $6,400 and employer contributions to the Section 401(k) Plan of $8,000.
(6) Represents employer contributions to the Defined Contribution Pension Plan of $6,219 and employer contributions to the Section 401(k) Plan of $7,774.
(7) Represents employer contributions to the Defined Contribution Pension Plan of $6,400 and employer contributions to the Section 401(k) Plan of $8,000.

     The following two tables set forth certain information with respect to (i) option grants to the named executive officers of the Company during the fiscal year ended October 31, 1997, and (ii) the aggregated number and value of options exercisable and unexercisable by the named executive officers as of October 31, 1997.


                      OPTION GRANTS IN LAST FISCAL YEAR
                      ---------------------------------
                              (Individual Grants)

                                                                             POTENTIAL
                                                                             REALIZABLE VALUE
                     NUMBER OF      PERCENT OF                               AT ASSUMED ANNUAL
                     SECURITIES     THE TOTAL                                RATES OF STOCK
                     UNDERLYING     OPTIONS/SARs                             PRICE APPRECIATION
                     OPTIONS/SARs   GRANTED TO     EXERCISE OR               FOR OPTION TERM
                     GRANTED        EMPLOYEES IN   BASE PRICE   EXPIRATION   (2)
 NAME                (1)            FISCAL YEAR    ($/SH)       DATE         5% ($)   10% ($)
 ----                ------------   ------------   -----------  ----------   ---------   -------
 Bernard S. Baker      50,000       16%            $13.00       12/31/2006   $  232,650  $  353,685
 Jerry D. Leitman     250,000       78%            $ 9.88        7/31/2007   $2,444,181  $3,820,775

(1) Does not include options to purchase 16,667, 16,667 and 16,666 shares of Common Stock (50,000 shares in the aggregate) issued to Dr. Baker as of December 31, 1997, with exercise prices of $14.75, $15.00 and $18.00 per share, respectively, which were replaced with the options to purchase 50,000 shares set forth above. See "Report on Repricing of Options." The options granted to Dr. Baker became exercisable in full on January 1, 1998. The options granted to Mr. Leitman become exercisable in four annual installments as follows: 100,000 shares on August 4, 1998 and an additional 50,000 shares each year thereafter, subject to acceleration in certain circumstances. The options may be subject to termination prior to their expiration date in the event of termination of the employment of the optionholder. See Proposal No. 2 for a more detailed description of the options granted to Mr. Leitman.

(2) The assumed rates are compounded annually for the full term of the options.




        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                    AND FY-END OPTION VALUES


                                                NUMBER OF
                                                SECURITIES     VALUE OF
                                                UNDERLYING     UNEXERCISED
                                                UNEXERCISED    IN-THE-MONEY
                           SHARES               OPTIONS        OPTIONS AT
                           ACQUIRED             AT 10/31/97    10/31/97
                           ON         VALUE     EXERCISABLE/   EXERCISABLE/
                           EXERCISE   REALIZED  UNEXERCISABLE  UNEXERCISABLE
   NAME                       #         $            #           ($)   (1)
   ----                    --------   --------  -------------  -------------

Jerry D. Leitman              -0-      -0-      -0-  (2)          -0- (2)
                                                250,000 (3)    1,532,500 (3)

Bernard S. Baker           37,432    265,993     17,568 (2)      251,749 (2)
                                                 50,000 (3)      150,000 (3)

Hansraj C. Maru            10,000     78,930     11,500 (2)       68,125 (2)
                                                  4,500 (3)       16,875 (3)

Christopher R. Bentley       -0-       -0-       41,500 (2)        5,625 (2)
                                                  4,500 (3)       16,875 (3)

Louis P. Barth             16,900    159,790      1,500 (2)        5,625 (2)
                                                  4,500 (3)       16,875 (3)

Donald R. Glenn             5,400     51,732     24,100 (2)      264,843 (2)
                                                  4.500 (3)       16,875 (3)


(1) Based upon the closing price of $16.00 on October 31, 1997 of the Company's Common Stock on The American Stock Exchange minus the respective option exercise price.
(2)  Exercisable
(3)  Unexercisable

                 REPORT ON REPRICING OF OPTIONS

     On September 17, 1997, the Compensation Committee reviewed the options to purchase an aggregate of 50,000 shares of Common Stock granted to Dr. Baker on December 31, 1996 (the "Original Options"). The Original Options had exercise prices of $14.75, $15.00 and $18.00 per share, covering 16,667 shares, 16,667 shares and 16,666 shares respectively, for an average exercise price of $15.92 per share. On September 17, 1997, the market value of the Company's Common Stock was $13.00 per share. Based upon the important role that Dr. Baker was serving during the transition to Mr. Leitman as Chief Executive Officer and the ongoing important contributions that Dr. Baker was expected to make to the Company, the Compensation Committee determined to reprice the Original Options to the then market value of its Common Stock of $13.00 per share. The voting and expiration dates of the options remained unchanged. The following table sets forth information concerning the repricing of Dr. Baker's stock options. In the last ten years, the Company has not repriced any other options granted to any of its executive officers.



                   TEN-YEAR OPTION REPRICINGS

                                                                                       LENGTH OF
                                           MARKET PRICE                                ORIGINAL
                            NUMBER OF      OF STOCK         EXERCISE                   OPTION TERM
                            OPTIONS        AT TIME OF       PRICE AT                   REMAINING AT
                            REPRICED       REPRICING        REPRICING      NEW         DATE OF
                            OR             OR               OR             EXERCISE    REPRICING OR
NAME               DATE     AMENDED(#)     AMENDMENT($)     AMENDMENT($)   PRICE($)    AMENDMENT
----               ----     -----------    --------------   ------------   --------   ------------
Bernard S. Baker  9/17/97   16,667         $13.00           $14.75         $13.00     9.25 years

                            16,667         $13.00           $15.00         $13.00     9.25 years

                            16,666         $13.00           $18.00         $13.00     9.25 years



                                             Compensation Committee

                                             William A. Lawson
                                             Warren D. Bagatelle
                                             Richard M. H. Thompson

               EMPLOYMENT AGREEMENT

     In August 1997, the Company entered into an employment agreement with Mr. Leitman, upon hiring him as its President and Chief Executive Officer. Under the agreement, which is terminable by either party upon 30 days notice, Mr. Leitman is entitled to a minimum annual salary of $320,000 and commencing for the current fiscal year a bonus based upon an incentive compensation plan to be developed by Mr. Leitman with the Compensation Committee. In addition, upon entering into the agreement, the Company granted Mr. Leitman options to purchase 250,000 shares of Common Stock. See Stock Option Tables above. The agreement also provides Mr. Leitman with the opportunity to participate in insurance plans and other employment benefits as may be generally available to other employees of the Company. In certain circumstances, if Mr. Leitman's employment is terminated during the first five years of his employment, including a termination by Mr. Leitman upon a change of control, Mr. Leitman will be entitled to a severance benefit equal to (i) two times his then base salary, plus (ii) an amount equal to Mr. Leitman's bonus from the Company for the immediately preceding year. The agreement also contains non-disclosure provisions and prohibits Mr. Leitman from competing with the Company during the term of his employment and for a period of two years thereafter. Under the Agreement, the Company has agreed to use its best efforts to cause Mr. Leitman to be elected to the Board of Directors and to appoint Mr. Leitman as a member of the Executive Committee of the Board of Directors.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Decisions regarding certain executive compensation are made by the Compensation Committee, which is composed of Warren D. Bagatelle, Richard M.H. Thompson and William A. Lawson. Decisions with respect to the salary and bonus of the Chief Executive Officer are made by the Compensation Committee. The Chief Executive Officer is responsible for the salary administration of the remaining executive officers. The Company has an informal incentive compensation plan. The Committee is responsible for approval of the incentive awards with significant reliance on the recommendations of the Chief Executive Officer.

     Stock option awards under the 1988 Stock Option Plan are approved by either the Compensation Committee or the Board of Directors with reliance upon the recommendations of the Compensation Committee. No member of the Compensation Committee is a current or former employee of the Company.

    COMPENSATION COMMITTEE REPORT AND BOARD OF DIRECTORS REPORT

     The Company's primary objectives in developing executive compensation policies are to attract, motivate and retain superior talent to enable the Company to achieve its business objectives and to align the financial interests of the executive officers with the shareholders of the Company.

     The compensation of executive officers consists of base compensation, bonus, periodic grants of options and participation in benefit plans generally available to employees. In setting compensation, the Compensation Committee and the Chief Executive Officer strive to maintain base compensation for the Company's executive officers at levels which the Compensation Committee and the Chief Executive Officer, based on their experience, believe are competitive with the compensation of comparable executive officers in similar situated companies while relying upon stock options and the informal bonus plan to provide significant performance incentives.

     Executive officers are eligible to participate in an informal bonus plan. The bonus of Dr. Bernard S. Baker was determined independent of the bonus plan. Awards under the informal bonus plan and the bonus of Dr. Baker are determined by the Compensation Committee. The Compensation Committee relies significantly upon the recommendation of the Chief Executive Officer with respect to the bonus to be awarded to the other executive officers. The executive officers, as well as other key employees, may receive discretionary bonuses based upon a subjective evaluation of the performance of the Company and their contributions to the Company. The incentive compensation plan is currently being re-evaluated by the Chief Executive Officer. The development of a new incentive compensation plan is in process.

     Each of the executive officers and certain key employees are eligible to receive grants of options under the 1988 Stock Option Plan and will be eligible to receive awards under the 1998 Equity Incentive Plan if approved by the shareholders. See "Proposal No. 3". The 1988 Plan has been used to align a portion of the officers compensation with the shareholders' interest and the long-term success of the Company. In determining the number of options to be granted to each executive officer, the Board of Directors reviews the recommendations provided by the Compensation Committee with respect to the Chief Executive Officer or the recommendations of the Chief Executive Officer with respect to the other executive officers and makes a subjective determination regarding those recommendations.

     The compensation paid by the Company to its chief executive officers for fiscal 1997 (Dr. Baker served as chief executive officer through August 3, 1997 and Mr. Leitman since that date) was based upon employment agreements negotiated with each such person. The Compensation Committee has not conducted any surveys of compensation packages of chief executive officers in comparable companies, but believes, based upon the individual experience of its members, that the compensation packages for each of Dr. Baker and Mr. Leitman for fiscal 1997 were reasonable based upon Dr. Baker's and Mr. Leitman's experience, their level of responsibility and the contributions made and expected to be made by each to the Company. See "Employment Agreement" for a description of Mr. Leitman's employment agreement. Dr. Baker's employment agreement terminated on December 31, 1997.

Compensation Committee        Board of Directors

William A. Lawson             Jerry D. Leitman
Warren D. Bagatelle           Bernard S. Baker
Richard M.H. Thompson         Warren D. Bagatelle
                              Christopher R. Bentley
                              Michael Bode
                              James D. Gerson
                              Thomas L. Kempner
                              William A. Lawson
                              Hansraj C. Maru
                              Richard M.H. Thompson

 PERFORMANCE GRAPH

     The following graph compares the annual change in Energy Research Corporation's cumulative total Shareholder return for the period for each of the five fiscal years ended October 31, 1992 - 1997 based upon the market price of the Company's Common Shares, with the cumulative total return on the Russell 2000 and a peer group consisting of SIC Group Code 369 companies listed on The American Stock Exchange, Nasdaq Stock Market and New York Stock Exchange for that period.


                          10/31/92  10/31/93  10/31/94  10/31/95  10/31/96  10/31/97
                          --------  --------  --------  --------  --------  --------
COMPUTED INDEX DATA:

Energy Research Corp.       100.00    138.89    111.11    126.39    134.72    177.78
Peer Group                  100.00    136.25    184.90    214.29    229.26    406.93
Broad Market
 (Russell 2000 Index        100.00    132.41    132.00    156.20    182.31    235.74


         SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Securities Exchange Act of 1934 requires the Company's executive officers and directors, and any persons owning more than 10% of a class of the Company's stock to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). All filings for 1997 were made on a timely basis except (i) Richard M.H. Thompson did not file a Form 4 with respect to one transaction and filed Form 5 late with respect to two transactions. (ii) Louis P. Barth filed Form 5 late with respect to one transaction. (iii) Christopher R. Bentley filed Form 5 late with respect to one transaction.

     The above information is to the Company's knowledge, based solely on a review of copies of reports furnished to the Company and representations of certain officers, directors and shareholders owning more than 10% of the Company's Common Stock.

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During fiscal year 1997, the Company sold to Daimler Benz affiliate MTU-Friedrichshafen GmbH ("MTU")fuel cell components for approximately $7,000 and purchased a test facility from MTU for approximately $300,000.

     In November, 1989 the Company entered into a license agreement with MTU, which license was originally with Messerschmitt-Bolkow-Blohm GmbH, that granted to MTU an exclusive license, with certain exceptions, to develop the Company's carbonate fuel cell technology in Europe, and a non-exclusive license for the Middle East, Africa and South America. Pursuant to the MTU Agreement, the Company receives annual license fees and has the right to receive royalties upon commercial sales. Concurrent with the entering into of the MTU Agreement, MTU purchased 360,000 shares of Common Stock of the Company at a purchase price of $7.00 per share and made loans to the manufacturing subsidiary of the Company, which were secured by the stock of that subsidiary, in the aggregate principal amount of $1,980,000. During fiscal 1996, $877,000 of this loan was converted into 97,397 shares of common stock of the Company. MTU extended the maturity of $630,000 of the loan to November 30, 1997 with the right to convert principal and accrued interest to common stock of the Company at $9 per share. During December 1996 and December 1997, the Company paid to MTU $1,296,000 and $673,000, respectively, of principal and interest in full repayment of the loans from MTU. The Subscription Agreement between the Company and MTU also grants to all shareholders of the Company preemptive rights on sales of the Common Stock of the Company at a price less than $7.00 per share. As a condition to MTU entering into its agreements with the Company, substantially all of the then shareholders of the Company agreed to vote their shares in favor of one nominee of MTU to the Board of Directors of the Company for so long as MTU owns at least 10% of the Common Stock of the Company.

     The Company believes that the terms of its transactions with MTU are no less favorable to the Company than it could have obtained from an unaffiliated third party.

                          PROPOSAL NO. 2
           AMENDMENT TO THE ENERGY RESEARCH CORPORATION
                      1988 STOCK OPTION PLAN
Purpose of Plan

     The purposes of the Energy Research Corporation 1988 Stock Option Plan (the "1988 Plan") are to provide long-term incentives and rewards to those key employees of the Company and its subsidiaries and any other persons who are in a position to contribute to the long-term success and growth of the Company and its subsidiaries, to assist the Company in retaining and attracting executives and key employees with requisite experience and ability and to associate more closely the interests of such executives and key employees with those of the Company's shareholders. Eighteen of the Company's current employees have been granted options under the 1988 Plan.

Proposed Amendment

     The Board has approved an amendment to the 1988 Plan, subject to shareholder approval, to increase the number of shares of Common Stock available for issuance under the 1988 Plan from 600,000 shares to 701,000 shares. The primary purpose of this increase is to provide the 1988 Plan with a sufficient number of shares to cover options granted to Jerry Leitman, the Company's President and Chief Executive Officer, when he joined the Company in August 1997.

     In August 1997, in connection with Mr. Leitman's joining the Company, the Company granted to Mr. Leitman an option to purchase 250,000 shares of Common Stock at an exercise price of $9.875 per share. The option has a term of ten years (subject to earlier termination if Mr. Leitman leaves the Company's employ), with 50,000 shares vesting on the date of grant, and an additional 50,000 shares vesting each year thereafter, such that the option will be fully vested in August 2001. Notwithstanding the initial vesting of 50,000 shares, the option will not be exercisable until August 1998. The option may vest earlier under certain circumstances, such as a change of control of the Company or the termination of Mr. Leitman's employment without cause.

     At the time the option was granted to Mr. Leitman, there were only 149,000 shares available for issuance under the 1988 Plan. As a result, the option to purchase 101,000 of the 250,000 shares covered by the option is subject to shareholder approval. If the requisite shareholder approval is not obtained, the number of shares covered by the option will be reduced in reverse order of vesting, such that the reduction would not affect the first 149,000 shares to be vested under the option, and the Company would be required to grant Mr. Leitman so called phantom stock, stock appreciation rights or such other rights as would provide Mr. Leitman with benefits substantially equivalent to the benefits that he would have received had the number of shares covered by the option not been reduced.

     The following table sets forth the benefit to be received by Mr. Leitman should this Proposal No. 2 be approved:

                       NEW PLAN BENEFITS
                     1988 Stock Option Plan

     Name and Position        Dollar Value ($)    Number of Shares
Jerry D. Leitman, President
 and Chief Executive
 Officer                              $1,666,500(1)               101,000


(1) Based upon the closing price of the Company's Common Stock of $16.50 per share as reported by the American Stock Exchange on January 30, 1998.

General Provisions

     Under the 1988 Plan, the Company may grant (i) options which are not qualified as incentive stock options ("nonqualified stock options"), (ii) incentive stock options ("incentive stock options") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as it may be amended from time to time (the "Code"), and
(iii) stock appreciation rights ("SARs") which may be included with each nonqualified option granted.

     Nonqualified stock options may be granted to persons who are officers, directors or employees of or consultants or advisors to the Company or persons who are in a position to contribute to the long-term success and growth of the Company at the time of grant. Incentive stock options may only be granted to persons who are employees of the Company at the time of grant, which may include officers and directors who are employees.

     The 1988 Plan is administered by the Compensation Committee of the Board of Directors (the "Compensation Committee"). Subject to the terms of the 1988 Plan, the Compensation Committee determines the person to whom options and/or SARs are granted, the number of shares covered by the option, the term of any option and the time during which any option is exercisable.

     Options and SARs under the 1988 Plan may not be granted after April 13, 1998. No option under the 1988 Plan may be exercised subsequent to ten years from the date of the grant (five years after the date of grant for incentive stock options granted to holders of more than 10% of the Company's Common Stock) and, unless otherwise provided for in the option agreement, no option or SAR may be exercised prior to one year from the date of grant.

     Nonqualified stock options may be granted at an exercise price greater or lesser than the fair market value of the Common Stock on the date of the grant, in the discretion of the Compensation Committee. Incentive stock options, however, may not be granted at less than the fair market value of the Common Stock on the date of grant and may be granted to holders of more than 10% of the common stock only at an exercise price of at least 110% of the fair market value of the Common Stock on the date of grant.

     No incentive stock option granted pursuant to the 1988 Plan may be exercised more than three months after the option holder ceases to be an employee of the Company, except that in the event of death or permanent and total disability of the option holder, the option may be exercised by the holder of his estate for a period of up to one year after the date of such death or permanent and total disability.

     SARs may only be granted in conjunction with nonqualified stock options under the 1988 Plan, are exercisable only for the period and to the extent the corresponding option is exercisable and may be terminated by the Compensation Committee at any time prior to exercise. SARs permit an optionee to surrender to the Company, prior to exercise, the option together with the SAR in exchange for an amount equal to the product of (i) the fair market value of the Company's Common Stock less the exercise price of the option and (ii) the number of shares for which the option is being exercised (the net value of the exercise of the option to the option holder). The Company may pay this sum in cash, in shares of Common Stock or in any combination of the two.

     In order to assist an optionee in the acquisition of shares of Common Stock pursuant to the exercise of an option granted under the 1988 Plan, the Compensation Committee may authorize payment (i) in cash, (ii) by delivery of mature shares of Common Stock having a fair market value equal to the purchase price of the shares,
(iii) by any other property (valued at its fair market value on the date of such exercise), or (iv) by any combination of cash, stock and other property.

     A total of 600,000 shares of Common Stock is currently available for issuance under the 1988 Plan, subject to adjustment for any recapitalization, reclassification, stock split, stock combination, stock dividend or certain other corporate reorganizations. The shares issued may include either authorized but unissued shares of Common Stock or treasury shares. Shares subject to an option that ceases to be exercisable for any reason will be available for subsequent option grants. If this Proposal No. 2 is approved, the number of shares of Common Stock available for issuance under the 1988 Plan will increase to 701,000 shares.

     As of January 30, 1998, options to purchase 600,000 shares of Common Stock (net of terminations, and excluding the option to purchase 101,000 shares granted to Mr. Leitman which is subject to shareholder approval of the Proposal No. 2) had been granted under the 1988 Plan, including those set forth below:

                            Number of Shares
                               Subject to
          Name               Options Granted   Average Exercise Price
          ----              ----------------   ----------------------

    Named Executive Officers:
     Jerry D. Leitman             149,000              $9.88
     Bernard S. Baker             110,000              $6.82
     Hansraj C. Maru               38,000              $5.47
     Christopher R. Bentley        46,000              $5.51
     Louis P. Barth                30,000              $3.79
     Donald R. Glenn               34,000              $5.44
    All Executive Officers
     as a group (4) persons)      263,000              $7.78
    All current directors who
     are not executive officers
     as a group (7 persons)       134,000              $5.90
    All current employees
     who are not executive
     or named executive officers  122,000              $7.40


     The closing price of the Company's Common Stock on January 30,1998 was $16.50 per share.

     Options granted under the 1988 Plan may not be assigned or transferred except by will or the laws of descent and distribution.

     The Board of Directors may amend, suspend or terminate the 1988 Plan; provided, however, that neither the Board of Directors nor the Compensation Committee may materially increase the number of securities which may be issued under the 1988 Plan, reduce the minimum option price, extend the term of the 1988 Plan or the option period of any options or SARs thereunder, materially modify the requirements to be a participant in the 1988 Plan, materially increase the benefits accruing to participants in the 1988 Plan, or otherwise modify the 1988 Plan in any way or manner requiring the approval of the shareholders without such approval and compliance with any applicable law, rules or regulations.

Federal Income Tax Consequences

     For a discussion of the Federal income tax consequences in connection with the grant of options or SARs, see "Federal Income Tax Consequences" under Proposal No 3.

Vote Required

     The affirmative vote of a majority of the votes of holders of the Common Stock present in person or by proxy at the Meeting is required for adoption of Proposal No. 2.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR
APPROVAL OF PROPOSAL NO. 2.

                            PROPOSAL NO. 3
               ADOPTION OF THE ENERGY RESEARCH CORPORATION
                      1998 EQUITY INCENTIVE PLAN

     In January 1998, the Company adopted, subject to shareholder approval, the Company's 1998 Equity Incentive Plan (the "1998 Plan"). The purposes of the 1998 Plan are to attract and retain key employees, directors, advisors and consultants, to provide an incentive for them to assist the Company to achieve long-range performance goals and to enable them to participate in the long-term growth of the Company. The following is a summary description of the 1998 Plan and is qualified in its entirety by reference to the full text of the 1998 Plan, which is attached hereto as Exhibit A.

     Under the 1998 Plan, the Company may grant (i) incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) options that are not qualified as incentive stock options ("nonqualified stock options"),
(iii) stock appreciation rights either in tandem with an option or alone and unrelated to an option ("SARs"), and (iv) restricted shares of Common Stock ("restricted stock").

All employees, and in the case of awards other than incentive stock options, directors, advisors and consultants of the Company or any affiliate (as that term is defined in the 1998 Plan) capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to participate in the 1998 plan.

The Board of Directors of the Company, including any duly authorized committee of the Board of Directors, has the authority to adopt, alter and repeal administrative rules, guidelines and practices governing the operation of the 1998 Plan and to interpret provisions of the Plan. The Board of Directors may delegate, to the extent permitted by applicable law, the power to make awards to participants and all determinations under the 1998 Plan with respect thereto. The Board of Directors has initially designated the Compensation Committee to administer the 1998 Plan.

There are a total of 500,000 shares of Common Stock available for issuance under the 1998 Plan, subject to adjustment for any stock dividend, recapitalization, stock split, stock combination or certain other corporate reorganizations. Shares issued may consist in whole or in part of authorized but unissued shares or treasury shares. Shares subject to an award that expires or is terminated or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded will again be available for award under the 1998 Plan. The closing price of the Company's Common Stock on January 30, 1998 was $16.50.

Stock Options

Subject to the provisions of the 1998 Plan, the Board may award incentive stock options and nonqualified stock options and determine the number of shares to be covered by each option, the option price therefor and the conditions and limitations applicable to the exercise of the option. Each option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable award or thereafter.

The terms and conditions of incentive stock options shall be subject to and comply with Section 422 of the Code and any regulations thereunder. No incentive stock option granted under the 1998 Plan may be granted more than ten years after the effective date of the 1998 Plan and no such grant may be exercisable more than ten years from the date of grant (five years after the date of grant for incentive stock options granted to holders of more than 10% of the Common Stock). Incentive stock options shall be granted only to employees of the Company and shall be transferable by the option holder only by the laws of descent and distribution, and shall be exercisable only by the employee during his or her lifetime.

Nonqualified stock options may be granted at an exercise price greater or lesser than the fair market value of the Common Stock on the date of grant, in the discretion of the Board. Incentive stock options, however, may not be granted at less than the fair market value of the Common Stock on the date of grant and may be granted to holders of more than ten percent of the Common Stock only at an exercise price of at least 110% of the fair market value of the Common Stock on the date of the grant.

Stock Appreciation Rights

Subject to the provisions of the 1998 Plan, the Board of Directors may award SARs in tandem with an option (at or after the award of the option) or alone and unrelated to an option. A SAR entitles the holder to receive from the Company an amount equal to the excess, if any, of the fair market value of the Common Stock over the reference price. SARs granted in tandem with an option will terminate to the extent that the related option is exercised, and the related option will terminate to the extent that the tandem SARs are exercised.

Restricted Stock

Subject to provisions of the 1998 Plan, the Board of Directors may grant shares of restricted stock to participants, with such restricted periods and other conditions as the Board may determine and for no cash consideration or such minimum consideration as may be required by applicable law. During the restricted period, unless otherwise determined by the Board, stock certificates evidencing the restricted shares will be held by the Company and may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Board. At the expiration of the restricted period, the Company will deliver such certificates to the participant or, if the participant has died, to the beneficiary designated by the participant.

General Provisions

Each award shall be evidenced by a written document delivered to the participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the 1998 Plan as the Board considers necessary or advisable. Each type of award may be made alone, in addition to, or in relation to any other type of award. The terms of each type of award need not be identical and the Board need not treat participants uniformly. The Board may amend, modify or terminate any outstanding award, including substituting therefor another award, changing the date of exercise or realization and converting an incentive stock option to a nonqualified stock option, provided that the participant's consent to such action shall be required unless the Board determines that the action would not materially and adversely affect the participant.

The Board of Directors may determine whether awards granted
pursuant to the 1998 Plan are settled in whole or in part in cash, Common Stock, other securities of the Company or other property. The Board may permit a participant to defer all or any portion of a payment under the 1998 Plan. In the Board's discretion, tax obligations required to be withheld in respect of an award may be paid in whole or in part in shares of Common Stock, including shares retained from such award. The Board will determine the effect on an award of the death,
disability, retirement or other termination of employment of     a
participant and the extent to which and period during which the participant's legal representative, guardian or designated beneficiary may receive payment of an award or exercise rights thereunder.

The Board in its discretion may take certain actions in order to preserve a participant's rights under an award in the event of a change in control of the Company, including providing for the acceleration of any time period relating to the exercise or realization of the award, providing for the cash purchase of the award or adjusting the terms of the award in order to reflect the change in control.

The Board of Directors of the Company may amend, suspend or terminate the 1998 Plan or any portion thereof at any time; provided that no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable law, rules or regulations.

Federal Income Tax Consequences

The following general discussion of the Federal income tax consequences of awards granted under the 1998 Plan and the 1988 Plan is based upon the provisions of the Internal Revenue Code as in effect on the date hereof, current regulations thereunder and existing public and private administrative rulings of the Internal Revenue Service. This discussion is not intended to be a complete discussion of all of the Federal income tax consequences of the 1998 Plan or the 1988 Plan, or of all of the requirements that must be met in order to qualify for the tax treatment described herein. Changes in the law and regulations may modify the discussion, and in some cases the changes may be retroactive. No information is provided as to state tax laws. Neither the 1998 Plan nor the 1988 Plan is qualified under Section 401 of the Code, nor is either of those plans subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The tax treatment of each kind of award under the 1998 Plan or 1988 Plan, as applicable, is as follows:

Nonqualified Stock Options. An option holder will not recognize any taxable income upon the grant of a nonqualified option. Generally, an option holder recognizes ordinary taxable income at the time a nonqualified option is exercised in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price.

However, if (a) the Company imposes restrictions on the shares which do not permit the recipient to transfer the shares to others and which require the recipient to return the shares to the Company at less than fair market value upon termination of employment (a "risk of forfeiture"), or (b) the recipient is an officer or director of the Company subject to Section 16(b) of the Securities Exchange Act of 1934, as amended ("Section 16(b)") then, upon their sale of shares of Common Stock, the date on which taxable income (if any) is recognized (the "Recognition Date") will be the date on which the stock becomes "freely transferable" or not subject to risk of forfeiture. In this circumstance, the option holder will generally recognize ordinary taxable income on the Recognition Date in an amount equal to the excess of the fair market value of the shares at that time over the exercise price.

Despite this general rule, if the Recognition Date is after the date of exercise, then the option holder may make an election pursuant to Section 83(b) of the Code. In this case, the option holder will recognize ordinary taxable income at the time the option is exercised and not on the later date. In order to be effective, the Section 83(b) election must be filed with the Company and the Internal Revenue Service within 30 days of exercise.

The Company will generally be entitled to a compensation deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the option holder, provided the Company reports the income on a form W-2 or 1099, whichever is applicable, that is timely provided to the option holder and filed with the IRS.

When an option holder subsequently disposes of the shares of Common Stock received upon exercise of a nonqualified option, he or she will recognize long-term or short-term capital gain or loss (depending upon the holding period), in an amount equal to the difference between the sale price and the fair market value on the date on which the option holder recognized ordinary taxable income as a result of the exercise of the nonqualified option.

An option holder who pays the exercise price for a nonqualified option, in whole or in part, by delivering mature shares only of Common Stock already owned by him or her will recognize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above.

Incentive Stock Options. An option holder generally will not recognize taxable income upon either the grant or the exercise of an incentive stock option. However, under certain circumstances, there may be alternative minimum tax or other tax consequences, as discussed below.

An option holder will recognize taxable income upon the
disposition of the shares received upon exercise of an incentive stock option. Any gain recognized upon a disposition that is not a "disqualifying disposition" will be taxable as long-term capital gain. A "disqualifying disposition" means any disposition of shares acquired on the exercise of an incentive stock option within two years of the date the option was granted or within one year of the date the shares were issued to the option holder. The use of shares acquired pursuant to the exercise of an incentive stock option to pay the option price under another incentive stock option is treated as a disposition for this purpose. In general, if an option holder makes a disqualifying disposition, an amount equal to the excess of (a) the lesser of (i) the fair market value of the shares on the date of exercise or (ii) the amount actually realized over (b) the option exercise price, will be taxable as ordinary income and the balance of the gain recognized, if any, will be taxable as either long-term or short-term capital gain,
depending on the option holder's   holding period for the shares.  In
the case of a gift or certain other transfers, the amount of ordinary income taxable to the option holder is not limited to the amount of gain which would be recognized in the case of a sale. Instead, it is equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price.

As noted previously, the tax result may change if (a) the Company imposes restrictions on the shares which do not permit the recipient to transfer the shares to others and which require the recipient to return the shares of the Company at less than fair market value upon termination of employment, or (b) the recipient is an officer or director of the Company subject to Section 16(b). In the case of a disqualifying disposition of shares acquired pursuant to the exercise of such an incentive stock option, the date on which the fair market value of the shares is determined will be postponed, and the tax consequences will be similar to the treatment that applies to shares acquired pursuant to nonqualified options, including the ability to make a Section 83(b) election.

In general, in the year an incentive stock option is exercised, the holder must include the excess of the fair market value of the shares issued upon exercise over the exercise price in the calculation of alternative minimum taxable income. The application of the alternative minimum tax rules for an option holder subject to Section
16(b) or who   receives shares that are not "substantially vested" are
more complex and may depend upon whether the holder makes a Section 83(b) election, as described above.

The Company will not be entitled to any deduction with respect to the grant or exercise of an incentive stock option provided the holder does not make a disqualifying disposition. If the option holder does make a disqualifying disposition, the Company will generally be entitled to a deduction for federal income tax purposes in a amount equal to the taxable income recognized by the holder, provided the Company reports the income on a form W-2 that is timely provided to the option holder and filed with the IRS.

Stock Appreciation Rights. A recipient of a SAR will not be considered to receive any income at the time a SAR is granted, nor will the Company be entitled to a deduction at that time. Upon the exercise of a SAR, the holder will have ordinary income equal to the cash received upon the exercise. At that time, the Company will be entitled to a tax deduction equal to the amount of ordinary income realized by the holder.

Restricted Stock. The recipient of restricted stock will be treated in the same manner as a person who has exercised a nonqualified stock option, as described above, for which the Company has imposed restrictions on the shares received, and for which the exercise price is either zero or a nominal amount. In general, this means that the holder may either wait until the restrictions have elapsed, and then pay tax at ordinary income tax rates, based upon the fair market value of the shares at that time, or he or she can file a Section 83(b) election, and pay tax based on the fair market value of the shares at the time they are received. Again, the Company will get a deduction that corresponds to the income recognized by the recipient. If a recipient makes a Section 83(b) election but later forfeits some or all of the shares as to which the election was made, he or she will not be entitled to a deduction or other reduction related to the income previously recognized.

Vote Required

The affirmative vote of a majority of the votes of holders of the Common Stock present in person or by proxy at the Meeting is required for adoption of Proposal No. 3.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR
APPROVAL OF PROPOSAL NO. 3

                   INDEPENDENT PUBLIC ACCOUNTANTS

 The Board of Directors has appointed KPMG Peat Marwick LLP, certified public accountants to audit the consolidated financial statements of the Company for the fiscal year ending October 31, 1998

 A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

                        AMENDMENT TO BY-LAWS

In August 1997, the Company amended its By-laws to increase the number of members of the Board of Directors from nine to ten members. Upon joining the Company, Mr. Leitman was elected by the Board of Directors to fill the vacancy created thereby.

      SHAREHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

 Shareholders who may wish to present proposals for inclusion in the Company's proxy materials and for consideration at the 1999 Annual Meeting of Shareholders should submit the proposals in writing to the Secretary of the Company in accordance with all applicable rules and regulations of the SEC no later than October 23,1998.

                    ANNUAL REPORT AND FORM 10-K

ADDITIONAL COPIES OF THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS
FOR THE FISCAL YEAR ENDED OCTOBER 31, 1997 AND COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO: ENERGY RESEARCH CORPORATION, 3 GREAT PASTURE ROAD, DANBURY, CONNECTICUT 06813
ATTN:  SHAREHOLDER RELATIONS.



                           OTHER MATTERS


As of the date of this proxy statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.


                            By Order of the Board of Directors



                            Louis P. Barth
                            Corporate Secretary

Danbury, CT
February 20, 1998

EXHIBIT A

ENERGY RESEARCH CORPORATION
1998 EQUITY INCENTIVE PLAN

Section 1.  Purpose
     The purpose of the Energy Research Corporation 1998 Equity Incentive Plan (the"Plan") is to attract and retain key employees, directors, advisors and consultants, to provide an incentive for them to assist Energy Research Corporation (the "Corporation") to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Corporation.

Section 2.  Definitions
(a) "Affiliate" means any business entity in which the Corporation owns directly or indirectly 50% or more of the total combined voting power or has a significant financial interest as determined by the Committee.
(b) "Annual Meeting" means the annual meeting of shareholders or special meeting in lieu of annual meeting of shareholders at which one or more directors are elected.
(c) "Award" means any Option, Stock Appreciation Right or Restricted Stock awarded under the Plan.
(d)  "Board" means the Board of Directors of the Corporation.
(e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.
(f) "Committee" means the Compensation Committee of the Board, or such other committee of not less than two members of the Board appointed by the Board to administer the Plan, provided that the members of such Committee must be Non-Employee Directors as defined in Rule 16b-3(b) promulgated under the Securities Exchange Act of 1934, as amended.
(g) "Common Stock" or "Stock" means the Common Stock, par value $.0001 per share, of the Corporation.
(h)  "Corporation" means Energy Research Corporation
(i) "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant's death.
In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.
(j) "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Board in good faith or in the manner established by the Board from time to time.
(k) "Incentive Stock Option" means an option to purchase shares of Common Stock, awarded to a Participant under Section 6, which is intended to meet the requirements of Section 422 of the Code or any successor provision.
(l) "Nonqualified Stock Option" means an option to purchase shares of Common Stock, awarded to a Participant under Section 6, which is not intended to be an Incentive Stock Option.
(m)  "Option" means an Incentive Stock Option or a Nonqualified Stock Option.
(n) "Participant" means a person selected by the Board to receive an Award under the Plan.
(o) "Restricted Period" means the period of time selected by the Board during which an award of Restricted Stock may be forfeited to the Corporation.

(p) "Restricted Stock" means shares of Common Stock subject to forfeiture, awarded to a Participant under Section 8.
(q) "Stock Appreciation Right" or "SAR" means a right to receive any excess in value of shares of Common Stock over the reference price, awarded to a Participant under Section 7.
Section 3.  Administration
     The Plan shall be administered by the Committee, which shall initially be the Stock Option Committee. The Board, including any duly authorized committee of the Board, shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Board's decisions shall be final and binding.
To the extent permitted by applicable law, the Board may delegate to the Committee the power to make Awards to Participants and all determinations under the Plan with respect thereto.

Section 4.  Eligibility
     All employees and, in the case of Awards other than Incentive Stock Options, directors, advisors and consultants of the Corporation or any Affiliate capable of contributing significantly to the successful performance of the Corporation, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan.

Section 5.  Stock Available for Awards
(a) Subject to adjustment under subsection (b), Awards may be made under the Plan covering of up to a maximum of 500,000 shares of Common Stock. If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded, including without limitation the surrender of shares in payment for the Award or any tax obligation thereon, the shares subject to such Award or so surrendered, as the case may be, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan, subject, however,in the case of Incentive Stock Options, to any limitation required under the Code. Common Stock issued through the assumption or substitution of outstanding grants from an acquired corporation shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.
(b) In the event that the Board determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Board, subject, in the case of Incentive Stock Options, to any limitation required under the Code, shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Board may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

Section 6.  Stock Options
(a) Subject to the provisions of the Plan, the Board may award Incentive Stock Options and Nonqualified Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code, or any successor provision, and any regulations thereunder.
(b) The Board shall establish the option price at the time each Option is awarded, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award with respect to Incentive Stock Options.
(c) Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Award or thereafter. The Board may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.
(d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Corporation. Such payment may be made in whole or in part in cash or, to the extent permitted by the Board at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the optionholder, including Restricted Stock, valued at their Fair Market Value on the date of delivery, by the reduction of the shares of Common Stock that the optionholder would be entitled to receive upon exercise of the Option, such shares to be valued at their Fair Market Value on the date of exercise, less their option price (a so-called "cashless exercise"), or such other lawful consideration as the Board may determine.
(e) The Board may provide for the automatic award of an Option upon the delivery of shares to the Corporation in payment of an Option for up to the number of shares so delivered.
(f) In the case of Incentive Stock Options the following additional conditions shall apply to the extent required under Section 422 of the Code for the options to qualify as Incentive Stock Options:

(i) Such options shall be granted only to employees of the Corporation, and shall not be granted to any person who owns stock that possesses more than ten percent of the total combined voting power of all classes of stock of the Corporation or of its parent or subsidiary corporation (as those terms are defined in Section 422(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder), unless, at the time of such grant, the exercise price of such option is at least 110% of the fair market value of the stock that is subject to such option and the option shall not be exercisable more than five years after the date of grant;
(ii) Such options shall, by their terms, be transferable by the optionholder only by the laws of descent and distribution, and shall be exercisable only by such optionholder during his lifetime.
(iii) Such options shall not be granted more than ten years from the effective date of this Plan or any subsequent amendment to the Plan approved by the stockholders of the Corporation which extends this Incentive Stock Option expiration date, and shall not be exercisable more than ten years from the date of grant.

Section 7.  Stock Appreciation Rights
     Subject to the provisions of the Plan, the Board may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised.

Section 8.  Restricted Stock
(a) Subject to the provisions of the Plan, the Board may award shares of Restricted Stock and determine the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to the Corporation and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.
(b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Board, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Board may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Corporation. At the expiration of the Restricted Period, the Corporation shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

Section 9.   General Provisions Applicable to Awards
(a) Documentation. Each Award under the Plan shall be evidenced by a written document delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Board considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.
(b) Board Discretion. Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Board at the time of award or at anytime thereafter. Without limiting the foregoing, an Award may be made by the Board, in its discretion, to any 401(k), savings, pension, profit sharing or other similar plan of the Corporation in lieu of or in addition to any cash or other property contributed or to be contributed to such plan.
(c) Settlement. The Board shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Corporation, Awards, other property or such other methods as the Board may deem appropriate. The Board may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock. If shares of Common Stock are to be used in payment pursuant to an Award and such shares were acquired upon the exercise of a stock option (whether or not granted under this Plan), such shares must have been held by the Participant for at least six months.
(d) Dividends and Cash Awards. In the discretion of the Board, any Award under the Plan may provide the Participant with (I) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payments in lieu of or in addition to an Award.
(e) Termination of Employment. The Board shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.
(f) Change in Control. In order to preserve a Participant's rights under an Award in the event of a change in control of the Corporation, the Board in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions:
(i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Board to reflect the change in control,
(iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Board may consider equitable and in the best interests of the Corporation.
(g) Withholding. The Corporation shall have the power and the right to deduct or withhold, or require a Participant to remit to the Corporation an amount sufficient to satisfy federal, state and local taxes (including the Participant's FICA obligation) required to be withheld with respect to an Award or any dividends or other distributions payable with respect thereto.
In the Board's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Corporation and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.
(h) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonqualified Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.
(i) Except as otherwise provided by the Board, Awards under the Plan are not transferable other than as designated by the participant by will or by the laws of descent and distribution.

Section 10.  Miscellaneous
(a) No Right To Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Corporation expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
(b) No Rights As Shareholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.
(c) Effective Date. Subject to the approval of the shareholders of the Corporation, the Plan shall be effective on March 11, 1998. Prior to such approval, Awards may be made under the Plan expressly subject to such approval.
(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable requirement of the laws of the jurisdiction of incorporation of the Corporation, any applicable tax requirement, any applicable rules or regulation of the Securities and Exchange Commission, including Rule 16(b)-3 (or any successor rule thereunder), or the rules and regulations of the American Stock Exchange or any other exchange or stock market over which the Corporation's securities are listed.

(e) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the jurisdiction of incorporation of the Corporation.
(f) Indemnity. Neither the Board nor the Committee, nor any members of either, nor any employees of the Corporation or any parent, subsidiary, or other affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this Plan, and the Corporation hereby agrees to indemnify the members of the Board, the members of the Committee, and the employees of the Corporation and its parent or subsidiaries in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

ENERGY RESEARCH CORPORATION
3 GREAT PASTURE ROAD
DANBURY, CT  06813



                         PROXY

                THIS PROXY IS SOLICITED ON BEHALF OF
                        THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Jerry D. Leitman and Bernard S. Baker as Proxies, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of Energy Research Corporation (the "Company") held by the undersigned of record on January 22,1998, at the annual meeting of the shareholders of the Company to be held on March 11,1998 and at any and all adjournments thereof, and hereby revokes all former proxies:

1.  Election of ten directors.


 [ ] FOR all nominees listed below (except as marked to the contrary below)

 [ ] WITHHOLD AUTHORITY to vote for all nominees listed below:

               Jerry D. Leitman                Warren D. Bagatelle
               Bernard S. Baker                Richard M.H. Thompson
               Hansraj C. Maru                 Michael Bode
               Christopher R. Bentley          James D. Gerson
               Thomas L. Kempner
               William A. Lawson

          (Instruction: To withhold authority to vote for any nominee, write that nominee's name in the space provided below.)

________________________________________________________________________

2.   Proposal to amend the Energy Research Corporation 1988 Stock
     Option Plan.

          [ ] FOR        [ ] AGAINST         [ ] ABSTAIN

3.   Proposal to adopt the Energy Research Corporation 1998 Equity
     Incentive Plan.

          [ ] FOR        [ ] AGAINST         [ ] ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                       (sign on reverse side)







     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EVERY ITEM LISTED ABOVE.

                              Dated _______________________, 1998

                              ____________________________________
                                          Signature

                              _____________________________________
                                          Signature if held jointly

                                   Please sign exactly as name
                                   appears on this card.  When shares
                                   are held by joint tenants, both
                                   should sign.  When signing as
                                   attorney, executor, administrator,
                                   trustee or guardian, please give
                                   full title as such.  If a
                                   corporation, please sign in full
                                   corporate name by president or
                                   other authorized officer.  If a
                                   partnership, please sign in
                                   partnership name by  authorized
                                   person.


               PLEASE MARK, SIGN, DATE AND RETURN PROXY
              CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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